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                                                                      THE BEAR STEARNS COMPANIES INC.
                                                     STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES      EXHIBIT 12
                                                                      (In thousands, except for ratio)
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                          (Unaudited)      (Unaudited)
                          Six Months       Six Months       Fiscal Year   Fiscal Year   Fiscal Year   Fiscal Year   Fiscal Year
                            Ended             Ended            Ended         Ended         Ended         Ended         Ended
                      December 31, 1998  December 31, 1997  June 30, 1998 June 30, 1997 June 30, 1996 June 30, 1995 June 30, 1994

Earnings before taxes
    on income           $  300,787       $   526,743       $  1,063,492  $ 1,013,690    $  834,926    $   388,082   $   642,799
                           -------           -------          ---------    ---------       -------        -------       -------
Add:   Fixed Charges
            Interest     1,964,638         1,736,219          3,638,513    2,551,364     1,981,171      1,678,515     1,023,866
            Interest factor
              in rents      15,336            14,790             30,130       26,516        25,672         24,594        21,772
                            ------            ------             ------       ------        ------         ------        ------
    Total fixed charges  1,979,974         1,751,009          3,668,643    2,577,880     2,006,843      1,703,109     1,045,638

Earnings before fixed
 charges and taxes on
      income            $2,280,761       $ 2,277,752       $  4,732,135  $ 3,591,570    $2,841,769    $ 2,091,191   $ 1,688,437
                         =========         =========          =========    =========     =========      =========     =========
Ratio of earnings to
     fixed charges             1.2               1.3                1.3          1.4           1.4            1.2           1.6
                               ===               ===                ===          ===           ===            ===           ===
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